UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 4, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8  - OTHER EVENTS

ITEM 8.01            OTHER EVENTS

In a press release dated December 5, 2008, The Cheesecake Factory Incorporated (the “Company”) announced the opening of its newest Cheesecake Factory restaurant at the Westfield Annapolis mall in Annapolis, Maryland on December 4, 2008.  The restaurant contains approximately 8,300 square feet and 235 seats.

This location is the first of the Company’s smaller prototype restaurants built to support its full menu, but at an investment cost appropriate for the restaurant’s size and expected volume, which will position the restaurant to deliver returns that are consistent with the returns from the Company’s larger restaurants.  This opening also marks the Company’s final new restaurant opening for fiscal 2008 having met its goal of opening six Cheesecake Factory restaurants and the initial unit of RockSugar Pan Asian Kitchen this year.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated December 5, 2008 entitled, “The Cheesecake Factory Opens in Annapolis, Maryland”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 5, 2008	THE CHEESECAKE FACTORY INCORPORATED

		By:	/s/ CHERYL M. SLOMANN
Cheryl M. Slomann
Interim Chief Financial Officer and Vice President, Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 5, 2008 entitled, “The Cheesecake Factory Opens in Annapolis, Maryland”